UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	SFLY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On June 20, 2019, Lisa Blackwood-Kapral notified Shutterfly, Inc. (the “Company”) of her decision to resign as Vice President and Chief Accounting Officer (“CAO”), effective July 5, 2019 (the “Separation Date”). It is expected that Ms. Blackwood-Kapral will continue to perform her duties as CAO until that date.

In connection with Ms. Blackwood-Kapral’s departure, she and the Company have entered into an agreement pursuant to which she will make herself available to consult with the Company until August 7, 2019, after which time the Company expects to file its quarterly report on Form 10-Q for the period ended June 30, 2019.

Effective the Separation Date, Michael Pope, Senior Vice President and Chief Financial Officer of the Company, will be appointed to the role of principal accounting officer. For biographical information regarding Mr. Pope, see the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2019.

The Company is not entering into any new, or amending any existing, compensatory plan or arrangement with Mr. Pope in connection with his appointment as the principal accounting officer of the Company. Mr. Pope was not appointed as the Company’s principal accounting officer pursuant to any arrangement or understanding with any other person. Mr. Pope does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Michael Pope
Michael Pope Senior Vice President and Chief Financial Officer

Date: June 26, 2019